UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2009
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey		07927

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 21, 2009, Emisphere Technologies, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the NASDAQ Hearings Panel (the “Panel”) had reached the limits of its discretion as set forth under the NASDAQ Marketplace Rules and had therefore determined to delist the Company’s common stock from The NASDAQ Capital Market. Accordingly, trading of the Company’s common stock on The NASDAQ Capital Market was scheduled to be suspended at the open of trading on May 26, 2009 (the “NASDAQ Letter”). However, the Company was subsequently notified on May 22, 2009 by The NASDAQ Stock Market that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) had called the matter for review pursuant to its discretionary authority under NASDAQ Marketplace Rule 5820(b) and had also determined to stay the May 21, 2009 decision to suspend the Company’s securities from trading pending further action by the Listing Council (the “Review Letter”). As a result, the Company’s securities will continue to trade on The NASDAQ Capital Market pending further consideration of this matter by the Listing Council.
     Although the Listing Council called the Company’s matter for review in order to determine whether the Company should be afforded additional time to regain compliance, there can be no assurance that, subsequent to completion of the Listing Council’s review, the Company’s securities will continue to be listed on The NASDAQ Capital Market. Moreover, at any time, the Listing Council could withdraw its call for review thus allowing the stay to expire and the Company’s securities to be delisted on two business days notice.
     As previously reported under Item 3.01 of the Form 8-K filed by the Company with the Securities and Exchange Commission on November 26, 2008, the Company received a letter from The NASDAQ Stock Market advising that, for the ten consecutive trading days prior to October 21, 2008, the market value of the Company’s listed securities had been below the minimum $35 million requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 4310(c)(3)(B) (the “Rule”) and that, in accordance with NASDAQ Marketplace Rule 4310(c)(8)(C), the Company would be provided thirty calendar days, or until November 20, 2008, to regain compliance with the Rule. The Company was not compliant with the Rule as of November 20, 2008, and received notice from the NASDAQ Listing Qualifications Department that the Company’s securities were subject to delisting from The NASDAQ Capital Market. The Company went before the Panel on January 8, 2009 to request continued listing pending its return to compliance.
     The Panel’s decision, issued on April 9, 2009, granted the Company an exception to NASDAQ Marketplace Rule 5550(b)(1), conditioned upon the Company achieving a market value of listed securities of $35 million for ten consecutive trading days or demonstrating compliance with one of the alternative listing criteria on or before May 20, 2009, which, as noted above, represented the full extent of the Panel’s authority to grant an exception.
     On May 20, 2009, the Company informed the Panel that, as of May 19, 2009, the Company had a market capitalization of approximately $39.5 million and had demonstrated a market capitalization in excess of the minimum $35 million threshold for two consecutive business days. On May 21, 2009, the Company received the NASDAQ Letter and on May 22, 2009, the Company received the Review Letter. The Listing Council has requested that the Company submit additional information relating to its plan to regain compliance by June 26, 2009; however, as noted above, the Listing Council reserves its right to withdraw its call for review at any time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
May 28, 2009	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer